UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2022

NEWHYDROGEN, INC.

(Exact name of registrant as specified in charter)

Nevada	000-54819	20-4754291
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27936 Lost Canyon Road, Suite 202

Santa Clarita, CA 91387

(Address of principal executive offices) (Zip Code)

(661) 251-0001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2022, the Board of Directors of New Hydrogen, Inc. (the “Company”) approved the 2022 Equity Incentive Plan, or the 2022 Plan. The 2022 Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock, and restricted stock units, collectively, the “stock awards.” Stock awards may be granted under the 2022 Plan to our employees, consultants and directors.

The maximum number of shares of common stock initially available for issuance under the 2022 Plan is 500,000,000 shares of common stock and thereafter shall automatically be increased on the first day of the Company’s fiscal year beginning in 2023 so that the total number of shares issuable under the 2022 Plan shall at all times equal fifteen percent (15%) of the Company’s fully diluted capitalization on the first day of the Company’s fiscal year, unless the Company’s Board of Directors (the “Board”) adopts a resolution providing that the number of shares issuable under the 2022 Plan shall not be so increased. The shares of common stock subject to stock awards granted under the 2022 Plan that are canceled, forfeited or expire prior to exercise, either in full or in part, shall again become available for issuance under the 2022 Plan. Shares subject to a stock award under the 2022 Plan shall not again be made available for issuance or delivery under the 2022 Plan if such shares are (a) shares tendered in payment of an option or (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation.

In the event of a change in control, the Company may, but shall not be obligated to: (a) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of any stock award; (b) cancel stock awards and cause to be paid to the holders of vested stock awards the value of such stock awards, if any, as determined by the Company, in its sole discretion, it being understood that in the case of any option with an option exercise price that equals or exceeds the price paid for a share of common stock in connection with the change in control, the Company may cancel the option without the payment of consideration therefor; (c) provide for the issuance of substitute stock awards or the assumption or replacement of such stock awards; or (d) provide written notice to the holders that for a period of at least ten days prior to the change in control, such stock awards shall be exercisable, to the extent applicable, as to all shares of common stock subject thereto and upon the occurrence of the change in control, any stock awards not so exercised shall terminate and be of no further force and effect.

The Board may suspend or terminate the 2022 Plan at any time. The 2022 Plan is scheduled to terminate automatically in ten (10) years following the effective date. No rights may be granted under the 2022 Plan while the 2022 Plan is suspended or after it is terminated. The Board may amend or modify the 2022 Plan at any time. To the extent required by applicable law or regulation, and except as otherwise provided in the 2022 Plan, stockholder approval will be required for any amendment that (a) materially increases the number of shares available for issuance under the 2022 Plan, (b) materially expands the class of individuals eligible to receive stock awards under the 2022 Plan, (c) materially increases the benefits accruing to the participants under the 2022 Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2022 Plan, (d) materially extends the term of the 2022 Plan, or (e) expands the types of awards available for issuance under the 2022 Plan.

Effective April 12, 2022, the board of directors approved the grant of 400,000,000 stock options to David Lee, the Company’s Chief Executive Officer and 50,000,000 stock options to Spencer Hall, the Company’s Chief Operating Officer.

The 2022 Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the 2022 Plan.

Item 9.01 Exhibits

Exhibit No.	Description
10.1	2022 Equity Incentive Plan
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2022

NEWHYDROGEN, INC.

By:	/s/ David Lee
David Lee
Chief Executive Officer